Exhibit 16.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

November 1, 2013

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: Green Living Concepts Inc.

SEC File No. 333-183659

On November 1, 2013 my appointment as auditor for Green Living Concepts Inc. ceased. I have read Green Living Concepts Inc.’s statements included under Item 4.01 of its Form 8-K dated November 1, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant